Exhibit 10.2



Ambac                                        Ambac Assurance Corporation
                                             c/o CT Corporation Systems
Certificate Guaranty Insurance Policy        44 East Mifflin Street
                                             Madison, Wisconsin  53703
                                             Administrative Office:
                                             One State Street Plaza
                                             New York, New York   10004
                                             Telephone:  (212) 668-0340


Insured Obligations:  $155,000,000             Policy Number:

GMACM Home-Loan Trust                          AB0352BE
2000-HLTV1, GMACM Home
Loan-Backed Term Notes,
Series 2000-HLTV1

                                               Premium:

                                               As set forth in the Endorsement
                                               attached hereto

Ambac Assurance Corporation (Ambac) A Wisconsin Stock Insurance Company in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such  payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification to Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' right to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

/s/ Phillip B. Lassiter                        /s/ Stephen D. Cooke

President                                      Secretary

                                               /s/ Thomas J. Adams

Effective Date:  March 30, 2000                Authorized Representative



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                                                                EXECUTED VERSION





                CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT



Attached to and forming                           Effective Date of Endorsement:
part of Policy No. AB0352BE                                       March 30, 2000
issued to:

The Bank of New York, as Indenture
Trustee on behalf of GMACM Home
Loan Trust 2000-HLTV1,  and for the
benefit of the  Holders of the GMACM
Home  Loan-Backed Term Notes, Series
2000-HLTV1

     For all purposes of this Policy, the following terms shall have the following meanings:

     "Due for Payment" shall mean, with respect to any Insured Amounts, such amount that is due and payable under the Indenture on the related Payment Date.

     "Final Payment Date" shall mean the Payment Date in June 2025.

     "First Payment Date" shall mean April 18, 2000.

     "Holder" shall mean any person who is the registered owner or beneficial owner of any of the Notes.

     "Indenture" shall mean the Indenture, dated as of March 30, 2000, between GMACM Home Loan Trust 2000-HLTV1, as Issuer, and The Bank of New York, as Indenture Trustee, as such Indenture may be amended, modified or supplemented from time to time as set forth in the Indenture.

     "Indenture Trustee" shall mean The Bank of New York, or its successor-in-interest, in its capacity as indenture trustee under the Indenture, or if any successor indenture trustee or any co-indenture trustee shall be appointed as provided therein, then "Indenture Trustee" shall also mean such successor indenture trustee or such co-indenture trustee, as the case may be, subject to the provisions thereof.

     "Insurance Agreement" shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time) dated as of March 30, 2000, by and among the Insurer, GMAC Mortgage Corporation, as Seller and
Servicer, the Depositor, the Issuer and The Bank of New York, as Indenture Trustee.



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     "Insurance  Draw  Amount" (1) shall mean,  with respect to any Payment Date
(other than the Final Payment Date), the sum of (x) the amount by which accrued interest on the Notes at the applicable Note Rates on such Payment Date (exclusive of any Relief Act Shortfalls) exceeds the amount on deposit in the Note Payment Account available for interest distributions on such Payment Date and (y) any Liquidation Loss Amount to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Overcollateralization Amount and (2) shall mean, with respect to the Final Payment Date, the amount by which the Note Balance on the Notes, together with interest on the Notes at the applicable Note Rates during the related Interest Period (exclusive of any Relief Act Shortfalls) exceeds the payments otherwise available to be made to the Holders thereof on the Final Payment Date. The Insurance Draw Amount for any date shall be reduced by the amount of any payments made to the Trust Estate with respect to that date from the Limited Reimbursement Agreement. For purposes of calculating the Insurance Draw Amount, amounts in the Note Payment Account available for interest distributions on any Payment Date shall be deemed to include all amounts in the Note Payment Account for such Payment Date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount (if any) distributed thereon. Any Relief Act Shortfalls shall not be included in an Insurance Draw Amount.

     "Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

     "Insured Amounts" shall mean, with respect to any Payment Date, the Insurance Draw Amount for such Payment Date and shall mean, with respect to the Final Payment Date, the Insurance Draw Amount for the Final Payment Date.

     "Insured Payments" shall mean, with respect to any Payment Date, the aggregate amount actually paid by the Insurer to the Indenture Trustee in respect of Insured Amounts for such Payment Date.

     "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Insurance Policy.

     "Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the then applicable rate of interest on any of the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Payment Date.

     "Nonpayment" shall mean, with respect to any Payment Date or with respect to the Final Payment Date, an Insured Amount which is Due for Payment but has not and will not be paid in respect of such Payment Date or Final Payment Date pursuant to the Indenture.

     "Notice"  shall  mean  the  telephonic  or  telegraphic  notice,   promptly
confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is



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subsequently  delivered by  registered  or certified  mail,  from the  Indenture
Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

     "Payment Date" shall mean the 18th day of each month (or if such 18th day is not a Business Day, the first Business Day immediately following) beginning with the First Payment Date.

     "Reimbursement  Amount" shall mean, as to any Payment Date,  the sum of (x)
(i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date pursuant to Section 3.05(a) of the Indenture, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments, and (y) (i) any other amounts then due and owing to the Insurer under the Insurance Agreement, but for which the Insurer has not been reimbursed prior to such Payment Date pursuant to Section 3.05(a) of the Indenture plus (ii) interest on such amounts at the Late Payment Rate.

     "Trustee"  shall  mean,  for the  purposes  of the  Policy,  the  Indenture
Trustee.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (including Appendix A thereto).

     The Insurer hereby agrees that if, as of any Payment Date, it has become subrogated to the rights of Holders by virtue of a previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Payment Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Indenture.

     As provided by the Policy, the Insurer will pay any amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Insured Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     The terms and provisions of the Indenture constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

     A premium will be payable on this Policy on each Payment Date as provided in Section 3.05(a) of the Indenture, beginning with the First Payment Date, in the amount specified in Section 3.02(c) of the Insurance Agreement.

     The   insurance   provided   by  the   Policy   is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.




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     A premium  will be payable on this Policy on each  Payment Date as provided in Section 3.05(a) of the Indenture, beginning with the First Payment Date, in the amount specified in Section 3.02(c) of the Insurance Agreement.

     The   insurance   provided   by  the   Policy   is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      The Policy to which this  Endorsement  is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the
Insurer. The Policy is further hereby amended, to the extent necessary, to clarify that the reference to "loss of any prepayment or any other acceleration payment" in the fourth paragraph of the face of the Policy does not refer to that portion of any shortfall, if any, in interest on any Home Loan in any month in which such Home Loan is paid prior to its stated maturity.

     Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

     This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

     IN WITNESS WHEREOF, the Insurer has caused this Endorsement to the Policy to be signed by its duly authorized officers.



      First Vice President                Assistant Secretary



        /s/ Thomas J. Adams                /s/ Nora J. Dahlman
      -------------------------            ------------------------------




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                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0352BE

                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS

                                          Date:[         ]

AMBAC ASSURANCE CORPORATION
One State Street Plaza
New York, New York 10004
Attention: General Counsel

     Reference is made to Certificate Guaranty Insurance Policy No. AB0352BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Indenture (including Appendix A thereto), as the case may be, unless the context otherwise requires.

     1.   The Indenture Trustee hereby certifies as follows:

     2. The Indenture Trustee is the Indenture Trustee under the Indenture for the Noteholders.

     3.   The relevant Payment Date or Final Payment Date is [date].

     4. Payment on the Notes in respect of the Payment Date is due to be received on __________________ under the Indenture, in an amount equal to $___________________.

     [4.  The amount to be paid to the Holders of the Notes on the Final
           Payment Date is $___________________.]

     5. There is an Insurance Draw Amount of $ ___________________ in respect of the Notes, which amount is an Insured Amount pursuant to the terms of the Policy.

     6. The sum of $___________________ is the Insured Amount that is Due For Payment.

     7. The Indenture Trustee has not heretofore made a demand for the Insured Amount in respect of the Payment Date.

     8. The Indenture Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:



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     9.   _________________________ Indenture Trustee's account number.

     10. The Indenture Trustee hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Notes when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Note Payment Account and not commingle such funds with other funds held by the Indenture Trustee and (d) maintain an accurate record of such payments with respect to the Notes and the corresponding claim on the Policy and proceeds thereof.

     Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information; Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.



                                    By:        Indenture Trustee
                                        __________________________________



                                    Title:________________________________
                                               (Officer)



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